EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Westlake Chemical Partners LP (the "Partnership"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Albert Chao, President, Chief Executive Officer and Director of the general partner of the Partnership, and M. Steven Bender, Senior Vice President, Chief Financial Officer, and Director of the general partner of the Partnership, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	March 2, 2021	/s/ ALBERT CHAO
Albert Chao President, Chief Executive Officer and Director of Westlake Chemical Partners GP LLC (Principal Executive Officer)

Date:	March 2, 2021	/s/ M. STEVEN BENDER
M. Steven Bender Executive Vice President, Chief Financial Officer and Director of Westlake Chemical Partners GP LLC (Principal Financial Officer)